EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 003-46097, 033-56115, 333-67391, 333-123368, 333-172650, 333-184786 and 333-181927) of Cummins Inc. of our report dated February 20, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Indianapolis, IN
February 20, 2013